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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the 1994 Equity Incentive Plan Registration Statement on Form S-8 of our report dated January 30, 1998, on our audits of the consolidated financial statements of Applix, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended
December 31, 1997, which report is included in the Annual Report on Form 10-K.



                                                  /s/ COOPERS & LYBRAND, L.L.P.
                                                  ------------------------------
                                                  COOPERS & LYBRAND, L.L.P.


May 13, 1998
Boston, Massachusetts